UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2015

Oro East Mining, Inc.
 (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53136
(Commission File Number)

26-2012582
 (IRS Employer Identification No.)

7817 Oakport Street, Suite 205
Oakland, California 94621
 (Address of principal executive offices)(Zip Code)

(510) 638-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 7, 2015, Oro East Mining, Inc. (“Company”) entered into a sales and purchase agreement for raw ore containing gold concentrates with a Chinese-based corporation, Fujian Province Meixinyao Mining Development Company, Inc. (“Buyer”) headquartered in Dehua, Fujian, China. The agreement is for the sale of unprocessed, raw, rough gold ore. The Buyer would remit 30% of the contract price, or $450,000.00 (Four Hundred and Fifty Thousand U.S. Dollars) by wire transfer to the Company within 10 days of the execution of the agreement, and the balance payment, calculated based on $100.00 (One Hundred U.S. Dollars) per metric ton of ore sold, would be remitted after final delivery.

Item 9.01 Exhibits

(d) Exhibits:

Exhibit	Description

10.1	Sales and Purchase Contract for Gold Concentrates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oro East Mining, Inc.
(Registrant)

Date: January 7, 2015	By:	/s/ Tian Qing Chen
Name: Tian Qing Chen
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Sales and Purchase Contract for Gold Concentrates